_________________________________________________________________




	SECURITIES AND EXCHANGE COMMISSION

	Washington, D.C. 20549

	FORM 8-K

	CURRENT REPORT



	Pursuant to Section 13 or 15(d) of the
	Securities Exchange Act of 1934



	Date of Report (date of earliest event reported):

				September 27, 1996



	IATROS HEALTH NETWORK, INC.
	(Exact name of registrant as specified in its charter)



Delaware				0-20345			23-2596710
(State or other	    (Commission	  (I.R.S. Employer
jurisdiction of	    File Number)	 Identification No.)
Registrant)


	10 Piedmont Center, Suite 400, Atlanta, Georgia 30305
	(Address of principal executive office) (Zip Code)



	Registrant's telephone number: (404) 266-3643




	_________________________________________________________________

Item 5.

	On September 27, 1996, a subsidiary of registrant entered into a Purchase and Sale Agreement with Longmeadow of Taunton and John Adams Nursing Home for the purchase by that subsidiary of the assets of Longmeadow of Taunton and John Adams Nursing Home. Longmeadow of Taunton owns the real estate and assets used in the operation of a long term health care facility located at 68 Dean Street, Taunton, Massachusetts. The Longmeadow of Taunton facility has approximately
100 nursing home beds and a 51 bed vacant facility called Hartshorn House.
John Adams Nursing Home owns the real estate and assets used in the operation of a long term health care facility located at 211 Franklin Street, Quincy, Massachusetts. The John Adams Nursing Home has approximately 71 nursing home beds.

	The purchase price for Longmeadow of Taunton and John Adams Nursing Home is $8,100,000 and that purchase price was reached through arm's length negotiations based on the parties' estimation of the fair market value of the assets sold. The Purchase and Sale Agreement specifies that the closing date for the purchase will occur on the last day of the month in which written approval of a transferee is obtained from the Massachusetts Department of
Public Health.   From the date of the Agreement through October 15, 1996, the purchaser will be conducting due diligence investigations.

	The Purchase and Sale Agreement is assignable by registrant's subsidiary. Prior to the closing date, that subsidiary intends to arrange to assign the purchase rights to an unrelated for-profit or not-for-profit corporation and to enter into a management agreement with the assignee to manage the facilities described after the purchase is consummated by the assignee.

	SIGNATURES

	Pursuant to the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



							IATROS HEALTH NETWORK, INC.



Dated: October ____, 1996.			By:         /s/
								   Joseph C. McCarron
								   Executive Vice President




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